UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2005

Napster, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Napster, Inc.
9044 Melrose Ave.
Los Angeles, CA 90069
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 281-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 3, 2005, Napster LLC (“Napster LLC”), a subsidiary of Napster, Inc. (the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) with Tower Records Japan, Inc. (“Tower Japan”), relating to the formation and operation of a Japan-based joint venture company (the “Joint Venture”) for the purpose of operating the Napster online music service across digital distribution channels in Japan. Under the terms of the MOU, Napster LLC will license intellectual property rights to the Joint Venture, including platform technology and trademarks in exchange for certain guaranteed royalties, and Tower Japan will support the Joint Venture’s marketing and advertising activities. The Joint Venture will have exclusive rights to operate the Napster service in Japan.

Napster LLC will contribute 308,700,000 Japanese Yen to the Joint Venture in exchange for a 31.5% ownership interest, and Tower Japan will contribute 671,300,000 Japanese Yen for a 68.5% ownership interest. The parties will each have customary shareholder rights in the Joint Venture, including veto rights, rights to appoint directors and officers and rights of first refusal. Tower Japan will also be obligated to arrange or provide debt or equity funding including through an unsecured revolving loan facility.

The consummation of the venture is subject to the execution of definitive agreements and the MOU requires that the parties use their best efforts to execute definitive agreements memorializing the terms provided in the MOU with greater specificity and adding other mutually agreeable standard terms and conditions relating to the Joint Venture on or before October 1, 2005. In any case, the parties must continue to work toward finalizing the definitive agreements until the execution thereof or until they mutually agree to terminate the MOU. Until the definitive agreements are executed, the MOU constitutes the binding agreement of the parties with respect to the terms therein.

On August 3, 2005, the Company issued a press release relating to the MOU and the Joint Venture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 3, 2005, the Company issued a press release containing information about its results of operations and cash balances for the first fiscal quarter ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 2.02, including Exhibit 99.2, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.1      Press Release dated August 3, 2005, relating to the binding Memorandum of Understanding concerning the formation and operation of a joint venture between Napster, LLC and Tower Records Japan, Inc.

99.2      Press Release dated August 3, 2005 relating to the Company’s results of operations and cash balances for the first fiscal quarter ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2005

Napster, Inc. (Registrant)

By:	/s/ William E. Growney, Jr.
Name: William E. Growney, Jr.
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 3, 2005, relating to the binding Memorandum of Understanding concerning the formation and operation of a joint venture between Napster, LLC and Tower Records Japan, Inc.

99.2	Press Release dated August 3, 2005 relating to the Company’s results of operations and cash balances for the first fiscal quarter ended June 30, 2005.